Exhibit 35.3

1 Mortgage Way Mt. Laurel, NJ 08054

Stephen Staid

Senior Vice President

T: (856) 917-9121

FORM 1123 CERTIFICATION

ANNUAL STATEMENT OF COMPLIANCE

I, Stephen Staid, the undersigned, an authorized officer of PHH Mortgage Corporation (the “Servicer”), do certify the following for the calendar year ended December 31, 2017:

1. A review of the Servicer’s activities during the reporting period and of its performance under the servicing agreement[s] listed on schedule 1 hereto (the “Agreement(s)”) has been made under such officer’s supervision.

2. To the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement(s) in all material respects throughout the reporting period.

Certified by: PHH Mortgage Corporation

By:	/s/ Stephen Staid

Name:	Stephen Staid
Title:	Senior Vice President
Date:	February 23, 2018

SCHEDULE 1

[List of applicable contracts]

Citibank As Securities Administrator

PHH Investor Number	PHH Category	Deal Name/Agreement Name
R87	All	SEMT 2012-1
S24	All	SEMT 2012-3
S40	All	SEMT 2012-4
S42	All	SEMT 2012-5
S47	All	SEMT 2012-6
S52	All	SEMT 2013-1
S54	All	SEMT 2013-2
S67	All	SEMT 2013-7
R97	All	SEMT 2012-2